UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2007

BROOKE CORPORATION

(Exact name of registrant as specified in its charter)

Kansas	1-31698	48-1009756
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10950 Grandview Drive, Suite 600, Overland Park, Kansas	66210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (913) 661-0123

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Effective July 18, 2007, pursuant to the Amended and Restated Agreement and Plan of Merger dated as of April 30, 2007 (the “Merger Agreement”) by and among Oakmont Acquisition Corp. (“Oakmont”), Brooke Credit Corporation (“Brooke Kansas”) and Brooke Corporation (the “Company”), Brooke Kansas was merged with and into Oakmont. In connection with the merger, Oakmont changed its name to Brooke Credit Corporation (the “Surviving Corporation”).

Pursuant to the Merger Agreement, each share of the issued and outstanding common stock of Oakmont was converted into one share of the validly issued, fully paid and non-assessable authorized share of common stock of the Surviving Corporation. The Company, along with seven other former Brooke Kansas equity holders, received aggregate merger consideration of 16,303,981 shares of the Surviving Corporation’s common stock, and the common stock of Brooke Kansas was cancelled. In addition, approximately 1.2 million shares of the Surviving Corporation were reserved for issuance in connection with the warrants issued by Brooke Kansas that were assumed by the Surviving Corporation in the Merger. In addition, approximately 500,000 shares of the Surviving Corporation are reserved for issuance in connection stock or options that may be granted from time to time under the Surviving Corporation’s 2007 Equity Incentive Plan.

An additional aggregate of 4.0 million shares of the Surviving Corporation’s common stock will be issued to the Company and the other former Brooke Kansas stockholders, or reserved for issuance pursuant to assumed warrants, in the event the Surviving Corporation achieves adjusted earnings of $15.0 million in 2007. An additional aggregate of 1.0 million shares of the Surviving Corporation’s common stock will be issued to the Company and the other former Brooke Kansas stockholders, or reserved for issuance pursuant to assumed warrants, in the event the Surviving Corporation achieves adjusted earnings of $19.0 million in 2008.

The common stock, warrants and units of the Brooke Credit Corporation are expected to begin trading on the OTC Bulletin under the symbols “BRCR,” “BRCRW” and “BRCRU,” respectively, beginning at the open of business on Thursday, July 19, 2007.

A copy of the Company’s press release dated July 18, 2007 announcing the closing of the merger is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) In continuation of her role with Brooke Kansas, Ms. Larson will serve as Chairman of the Surviving Corporation. Although she remains President and Chief Operating Officer of the Company, Anita Larson resigned as a director of the Company effective July 18, 2007, to avoid overlapping board representation between the Company and the Surviving Corporation and to enable her to focus more fully on her duties as a director of the Surviving Corporation.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1    Press Release dated July 18, 2007 announcing the completion of the Brooke Kansas – Oakmont merger.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2007

BROOKE CORPORATION

/s/ ANITA LARSON
Anita Larson
President and Chief Operating Officer

Exhibits

99.1	Press Release issued by BROOKE CORPORATION on July 18, 2007